                  As filed with the Securities and Exchange
                         Commission on June 24, 1998


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                          ----------------------------

                               AUTOCAM CORPORATION

               (Exact name of issuer as specified in its charter)


                  Michigan                              38-2790152
         (State or other jurisdiction        (I.R.S. Employer Identification
         of incorporation or organization)                  No.)

                4070 East Paris Avenue, Kentwood, Michigan 49512
               (Address of Principal Executive Offices) (Zip Code)

                        1991 INCENTIVE STOCK OPTION PLAN
                            (Full title of the plans)
                                 John C. Kennedy
                      President and Chief Executive Officer
                               Autocam Corporation
                             4070 East Paris Avenue
                            Kentwood, Michigan 49512
                     (Name and Address of agent for service)
          Telephone number, including area code, of agent for service:
                                  616/698-0707

                          Copies of Communications to:
                                Stuart F. Cheney
                              Dickinson Wright PLLC
                             200 Ottawa Avenue, N.W.
                                    Suite 900
                          Grand Rapids, Michigan 49503

                  Approximate date of proposed public offering:

 As soon as practicable after the effective date of this Registration Statement

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                      Proposed Maximum                Proposed                 Amount of
  Title of Securities         Amount to be             Offering Price            Maximum Aggregate            Registration
    to be Registered           Registered              Per Share (1)             Offering Price (1)               Fee
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                          $   4,286.72
Common Stock,                750,000 shares               $ 19.375                   $ 14,531,250         $  (2,043.10)(2)
                                                                                                          ------------
without par value                                                                                         $   2,243.62
--------------------------------------------------------------------------------------------------------------------------------
(1)  Based upon the market price on June 22, 1998.
(2)  Previously paid.
--------------------------------------------------------------------------------------------------------------------------------

                         EARLIER REGISTRATION STATEMENT

              The contents of Registration Statement No. 33-72816 filed December 10, 1993 are fully incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS

The following exhibits are filed herewith:

                  Exhibit
                  Number                                    Exhibit
                  -------                                   -------
                  5 and 23(a)               Opinion and consent of Dickinson Wright PLLC

                  23(b)                     Consent of Deloitte & Touche

                  24                        Power of Attorney (contained at page 2, the signature page)


                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kentwood and State of Michigan on June 23, 1998.


                                     AUTOCAM CORPORATION



                                     By: /s/ John C. Kennedy
                                         --------------------------------

                                         John C. Kennedy, President
                                         and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints John C. Kennedy, Warren Veltman and Stuart F. Cheney, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, or any one of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any one of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed below by the following persons in the capacities indicated on June 23, 1998.

         Signature                                       Title
         ---------                                       -----

/s/ John C. Kennedy                         President and Chief Executive Officer
--------------------------                  (Principal Executive Officer) and Director
John C. Kennedy


/s/ Warren A. Veltman                       Secretary, Treasurer and Director
--------------------------                  (Principal Financial and Accounting Officer)
Warren A. Veltman


/s/ Kenneth K. Rieth                        Director
--------------------------
Kenneth K. Rieth


/s/ David J. Wagner
--------------------------                  Director
David J. Wagner


/s/ Robert L. Hooker
--------------------------                  Director
Robert L. Hooker


--------------------------                  Director
Kim Korth

/s/ Marc J. Bissell
--------------------------                  Director
Marc J. Bissell

                                EXHIBIT INDEX


EXHIBIT NO.                     DESCRIPTION
-----------                     -----------

Exhibit 5                       Opinion of Dickinson Wright PLLC

Exhibit 23(a)                   Consent of Dickinson Wright PLLC

Exhibit 23(b)                   Consent of Deloitte & Touche